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                                                               Exhibit 99.(g)(1)

                                   APPENDIX A

                                CUSTODY AGREEMENT
                             WELLS FARGO FUNDS TRUST

For its custodial services, the Custodian shall receive a fee, with respect to each Fund of 0.02% of the average daily net assets of each such Fund. Exceptions to the custodial fees are noted below for the following Funds:

..    The custodial fee for the WealthBuilder Portfolios is 0.00% so as long as they invest their assets solely in one or more investment companies.

..    The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.00% so long as they remain Gateway Funds.

..    The custodial fee of 0.02% for the Managed Account CoreBuilder Shares
     Series G and Managed Account CoreBuilder Shares Series M will be paid by the investment adviser, Wells Fargo Funds Management, LLC.

..    The custodial fee for the International Core Fund, International Equity
     Fund and International Value Fund is 0.10%.

..    The custodial fee for the Asia Pacific Fund and Emerging Markets Equity
     Fund is 0.25%.

..    The custodial fee for the Specialized Technology Fund is 0.07%.

Funds of Wells Fargo Funds Trust Covered by This Agreement
----------------------------------------------------------
1.   Aggressive Allocation Fund*
2.   Asia Pacific Fund
3.   Asset Allocation Fund
4.   California Limited-Term Tax-Free Fund
5.   California Tax-Free Fund
6.   California Tax-Free Money Market Fund
7.   California Tax-Free Money Market Trust
8.   Cash Investment Money Market Fund
9.   Capital Growth Fund
10.  Colorado Tax-Free Fund
11.  Common Stock Fund
12.  Conservative Allocation Fund*
13.  C&B Large Cap Value Fund*
14.  C&B Mid Cap Value Fund
15.  Discovery Fund
16.  Diversified Bond Fund*
17.  Diversified Equity Fund*
18.  Diversified Small Cap Fund*
19.  Emerging Growth Fund*
20.  Emerging Markets Equity Fund
21.  Endeavor Select Fund

----------
*    Gateway Fund

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22.  Enterprise Fund
23.  Equity Income Fund*
24.  Equity Value Fund*
25.  Government Money Market Fund
26.  Government Securities Fund
27.  Growth Balanced Fund*
28.  Growth Equity Fund*
29.  Growth Fund
30.  Heritage Money Market Fund
31.  High Income Fund
32.  Income Plus Fund
33.  Index Fund*
34.  Inflation-Protected Bond Fund*
35.  Intermediate Tax/AMT-Free Fund
36.  International Core Fund
37.  International Equity Fund
38.  International Value Fund*
39.  Large Cap Appreciation Fund*
40.  Large Cap Growth Fund
41.  Large Company Core Fund
42.  Large Company Growth Fund*
43.  Large Company Value Fund
44.  Managed Account CoreBuilder Shares Series G
45.  Managed Account CoreBuilder Shares Series M
46.  Mid Cap Disciplined Fund
47.  Mid Cap Growth Fund
48.  Minnesota Money Market Fund
49.  Minnesota Tax-Free Fund
50.  Moderate Balanced Fund*
51.  Money Market Fund
52.  Money Market Trust
53.  Municipal Bond Fund
54.  Municipal Money Market Fund
55.  National Tax-Free Money Market Fund
56.  National Tax-Free Money Market Trust
57.  Opportunity Fund
58.  Overland Express Sweep Fund
59.  Prime Investment Money Market Fund
60.  Short Duration Government Bond Fund
61.  Short-Term Bond Fund
62.  Short-Term High Yield Bond Fund
63.  Short-Term Municipal Bond Fund
64.  Small Cap Disciplined Fund
65.  Small Cap Growth Fund
66.  Small Cap Opportunities Fund
67.  Small Cap Value Fund
68.  Small Company Growth Fund*
69.  Small Company Value Fund*
70.  Small/Mid Cap Value Fund

----------
*    Gateway Fund

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71.  Social Sustainability Fund
72.  Specialized Financial Services Fund
73.  Specialized Technology Fund
74.  Stable Income Fund*
75.  Strategic Income Fund
76.  Strategic Small Cap Value Fund*/1/
77.  Target Today Fund*
78.  Target 2010 Fund*
79.  Target 2015 Fund*
80.  Target 2020 Fund*
81.  Target 2025 Fund*
82.  Target 2030 Fund*
83.  Target 2035 Fund*
84.  Target 2040 Fund*
85.  Target 2045 Fund*
86.  Target 2050 Fund*
87.  Total Return Bond Fund*
88.  Treasury Plus Money Market Fund
89.  Ultra Short-Term Income Fund
90.  Ultra Short-Term Municipal Income Fund
91.  U.S. Value Fund
92.  WealthBuilder Conservative Allocation Portfolio
93.  WealthBuilder Equity Portfolio
94.  WealthBuilder Growth Allocation Portfolio
95.  WealthBuilder Growth Balanced Portfolio
96.  WealthBuilder Moderate Balanced Portfolio
97.  WealthBuilder Tactical Equity Portfolio
98.  Wisconsin Tax-Free Fund
99.  100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees: March 27, 2009 Appendix A amended: June 2, 2009

----------
*    Gateway Fund

/1/ On June 2, 2009, the Board of Trustees approved the liquidation of the Strategic Small Cap Value Fund effective on or about August 21, 2009.

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     The foregoing fee schedule is agreed to as of June 2, 2009 and shall remain in effect until changed in writing by the parties.

                                        WELLS FARGO FUNDS TRUST


                                        By:
                                            ------------------------------------
                                            C. David Messman
                                            Secretary


                                        WELLS FARGO BANK, N.A.


                                        By:
                                            ------------------------------------
                                            David A. Violett
                                            Vice President